Exhibit 4.12
CHINA LODGING GROUP, LIMITED
WARRANT FOR THE PURCHASE OF SHARES OF
COMMON STOCK OF CHINA LODGING GROUP, LIMITED

No. 2	Warrant to Purchase 200,000 Shares
THIS SECURITY AND ALL SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT UNLESS EITHER (i)THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE 1933 ACT.
     FOR VALUE RECEIVED, CHINA LODGING GROUP, LIMITED, a company incorporated in the Cayman Islands with limited liability (the “Company”), hereby certifies that Tongren Investment Holdings Limited, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, 200,000 fully paid and non-assessable shares of ordinary shares of the Company, par value US$0.0001 per share (the “Common Stock”), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.
     1. Definitions. The following terms, as used herein, have the following meanings:
     “Board of Directors” means the board of directors of the Company.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.
     “Exercise Price” means US$1.54 per Warrant Share, as the same may be adjusted from time to time as provided in this Warrant.

     “Expiration Time” means 5:00 p.m. New York City on February 10, 2010.
     “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as the same may be adjusted from time to time as provided in this Warrant.
     2. Exercise of Warrant.
     (a) The Holder is entitled to exercise this Warrant one time in whole on or before the Expiration Time. To exercise this Warrant, the Holder shall deliver to the Company (i) an executed Warrant Exercise Notice substantially in the form annexed to this Warrant and (ii) this Warrant.
     (b) The Exercise Price may be paid either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares; provided that the Company shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance and delivery of the Warrant Shares in a name other than that of the Holder. Upon such payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.
     (c) Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant appropriate evidence of ownership of the shares of Common Stock to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or its transferee pursuant to paragraph 6 as may be directed in writing by the Holder, and shall deliver such evidence of ownership to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.
     3. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that and for so long as such legend is required pursuant to applicable securities laws.

     4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, in each case except restrictions on transfer contemplated by paragraph 3, to the extent created by the Holder.
     5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, and in lieu of delivery of any such fractional share to which the Holder may be entitled upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share as of the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to paragraph 2(a), as determined in good faith by the Board of Directors.
     6. Exchange, Transfer or Assignment of Warrant.
     (a) Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.
     (b) Subject to this Warrant and compliance with applicable securities laws, the Holder shall be entitled, with prior written consent of the Company, to assign and transfer this Warrant, at any time only in whole, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, as promptly as practicable and without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such Warrant Assignment Form and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.
     7. Restrictions on Transfer. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the United States Securities and Exchange Commission under the 1933 Act, covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Warrant Shares, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to Rule 144 under the 1933 Act.
     8. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.
     9. Anti-dilution Provisions.
     (a) Common Stock Dividends, Subdivisions or Combinations. If the Company shall at any time after the date hereof (A) declare and pay a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then in each such case:
     (i) the number of Warrant Shares issuable upon exercise of this Warrant thereafter shall be proportionately adjusted so that the exercise of this Warrant after such event shall entitle the Holder to receive the aggregate number of shares of Common Stock that such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such event; and
     (ii) the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction (A) the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such event and (B) the denominator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately following such event.
     Any adjustment made pursuant to this paragraph 9(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and immediately after the applicable effective date in the case of a subdivision, split, combination or reclassification.
     (b) Certain Distributions. If the Company shall fix a record date for the making of a distribution to holders of Common Stock of shares of securities, evidences of indebtedness, assets, cash, rights or warrants

(other than dividends of shares of Common Stock for which an adjustment is made pursuant to paragraph 9(a)), then in each such case:
     (i) the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to the record date multiplied by a fraction (A) the numerator of which shall be the current fair market value per share as of such record date, as determined in good faith by the Board of Directors, less the amount of cash and/or the portion of the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed with respect to one share of Common Stock and (B) the denominator of which shall be such current fair market value per share; and.
     (ii) the number of Warrant Shares issuable upon exercise of this Warrant thereafter shall be adjusted to equal the product of the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such record date multiplied by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to such record date and (B) the denominator of which shall be the Exercise Price in effect immediately following such record date.
     Any adjustment made pursuant to this paragraph 9(b) shall become effective immediately after the applicable record date. In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall again be adjusted to be the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant that would be in effect if such record date had not been so fixed.
     (c) Consolidation, Merger or Sale of Assets. In the event of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company to the Person formed by such consolidation or resulting from such merger or to the Person that acquires such assets pursuant to any such sale or transfer of all or substantially all of the assets of the Company, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and/or other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. In determining the kind and amount of securities, cash and/or other property receivable upon such consolidation, merger, sale or transfer, if the holders of Common Stock have the right to elect as to the consideration to be received upon the consummation of such consolidation, merger, sale or transfer, then the consideration that the Holder shall be entitled to receive upon exercise shall be deemed to be the kind and amount of consideration received by the majority of all holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property.
     (d) Certain Determinations. For purposes of any computation of any adjustment required under this paragraph 9:
     (i) adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur;
     (ii) if any portion of any consideration to be received by the Company in a transaction giving rise to such an adjustment shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in such computation. Such fair market value shall be determined in good faith by the Board of Directors; provided that if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value. The expense of such independent appraiser shall be shared equally by the Company and the Holder. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined in accordance with the foregoing provisions;
     (iii) such calculations shall be made to the nearest one-tenth of a cent or to the nearest hundredth of a share, as the case may be; and
     (iv) no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrant, as the case may be, shall be required if the amount of such adjustment would be less than one-tenth of a cent or hundredth of a share, as the case may be.

     (e) Certificates as to Adjustments. Upon the occurrence of each adjustment to the Exercise Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly compute such adjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.
     (f) Notices. In the event that the Company shall propose at any time to effect any of the events described in paragraphs (a) through (c) above that would result in an adjustment to the Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon exercise of this Warrant, the Company shall send notice to the Holder in the manner set forth in paragraph 10. In the case of a dividend or other distribution, such notice shall be sent at least 5 days prior to the applicable record date and shall specify such record date and the date on which such dividend or other distribution is to be made. In any other case, such notice shall be sent at least 5 days prior to the effective date of any such event and shall specify such effective date. In all cases, such notice shall specify such event in reasonable detail, including the effect on the Exercise Price and the number, kind or class of securities or other property issuable upon exercise of this Warrant.
     10. Services Provided by Tongren Investment Holdings Limited. In consideration for the warrant issued hereunder, Tongren Investment Holdings Limited agrees to provide the Company with an annual hotel marketing research report relating to the Hangzhou area for six (6) years from 2010 to 2015 (inclusive). The report shall be researched-based and include RevPAR and occupancy for hotels by segments of budget, economy, mid-scale without food and beverage and 4-5 star hotels. Such annual report, in form and substance reasonably satisfactory to the Company, shall be delivered to the Company prior to May 31 of each of such six (6) years. In avoidance of any doubt, the services provided hereby are solely out of China and to and for the benefit of the Company.
     11. Notices. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:
     If to the Company:
China Lodging Group, Limited
5th Floor, Block 57, No. 461 Hongcao Road, Xuhui District
Shanghai 200233, China
Facsimile: 86-21-6485-6019
Attention: Min (Jenny) Zhang

     with a copy to:
Davis Polk & Wardwell LLP
26/F, Twin Towers (West)
B12 Jian Guo Men Wai Avenue, Chaoyang District
Beijing 100022, China
Facsimile: 86-10-8567-5123
Attention: Howard Zhang
     If to the Holder:
Tongren Investment Holdings Limited
6 Huntang Bridge, Stadium Road
Hangzhou, China
Facsimile: 86-571-2899-3322
Attention: Chen Xiangdong
     Each such notice, demand or delivery shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, demand or delivery shall be deemed not to have been received until the next succeeding Business Day.
     12. Rights of the Holder. Prior to any exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.
     13. Liability for breach. If the holder fails to provide the Company with the annual report on time, the holder shall pay the Company 3000 dollars as liquidated damages.
     14. GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.
     15. Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of January 15, 2010.

CHINA LODGING GROUP, LIMITED
By:	/s/ Tuo (Matthew) Zhang
	Name:	Tuo (Matthew) Zhang
	Title:	Chief Executive Officer

Acknowledged and Agreed:

Tongren Investment Holdings Limited
By:	/s/ Chen Xiangdong
	Name:	Chen Xiangdong
For and on behalf of Tongren Investment Holdings Limited

WARRANT EXERCISE NOTICE
(To be delivered prior to exercise of the Warrant
by execution of the Warrant Exercise Subscription Form)
To: China Lodging Group, Limited
     The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value US$0.0001 per share, of China Lodging Group, Limited. The undersigned intends to exercise the Warrant to purchase 200,000 shares (the “Warrant Shares”) at US$1.54 per Share (the Exercise Price currently in effect pursuant to the Warrant). As indicated below, the undersigned intends to pay the aggregate Exercise Price for the Warrant Shares in by wire transfer of immediately available funds or by certified or official bank or bank cashier’s check.
Date:

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Payment:	☐	US$ wire transfer of immediately available funds

	☐	US$ certified or official bank or bank cashier’s check

WARRANT EXERCISE SUBSCRIPTION FORM
(To be executed only upon exercise of the Warrant
after deliver of Warrant Exercise Notice)
To: China Lodging Group, Limited
     The undersigned irrevocably exercises the Warrant for the purchase of 200,000 shares (the “Warrant Shares”) of Common Stock, par value US$0.0001 per share, of China Lodging Group, Limited (the “Company”) at US$1.54 per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of US$                     (such payment being made as specified in the undersigned’s previously-delivered Warrant Exercise Notice), all on the terms and conditions specified in the within Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.
Date:

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:
Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

WARRANT ASSIGNMENT FORM
Dated                     , _____

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto
(please type or print in block letters)
(the “Assignee”),

(insert address)
its right to purchase up to shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.
Signature: